UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PREDICTIVE ONCOLOGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 PREDICTIVE ONCOLOGY INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on October 23, 2019

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Predictive Oncology Inc. (the “Company”) on October 23, 2019, at 3:00 PM (Central Time) at the offices of the Company’s counsel, Maslon LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402 for the following purposes:

1.

To approve an amendment of the Company’s certificate of incorporation to effect a reverse stock split of the outstanding shares of its common stock at a ratio of not less than one-for-two (1:2) and not more than one-for-fifteen (1:15), with the exact ratio to be set at a whole number within this range as determined by our Board of Directors; (the “Reverse Split Proposal”);

2.

To approve, pursuant to Nasdaq Listing Rule 5635, the issuance of shares of common stock of the Company in excess of applicable share caps upon conversion of the outstanding shares of Series E Convertible Preferred Stock (“Series E Preferred Stock”) (the “Series E Proposal”);

3.	To approve, pursuant to Nasdaq Listing Rule 5635, the issuance of shares of common stock of the Company pursuant to a contemplated equity line of credit arrangement (the “Equity Line Proposal”);
4.	To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies for approval of the Reverse Split Proposal, the Series E Proposal and/or the Equity Line Proposal, as applicable, in the event that there are not sufficient votes at the time of the Special Meeting to approve any such proposal.

These items of business are more fully described in the proxy statement accompanying this Notice.

For key information to consider before you vote, please see “QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING” beginning on page 1 of this proxy statement.

The record date for the Special Meeting is September 23, 2019. Only stockholders of record at the close of business on that date are entitled to vote at the meeting or any adjournment thereof, or by proxy.

By Order of the Board of Directors,

Sincerely,

/s/ Carl Schwartz

Carl Schwartz
Chief Executive Officer

Eagan, Minnesota

September 30, 2019

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote your shares. You may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided or vote by facsimile, email or over the Internet as instructed in the proxy statement. Any stockholder attending the meeting may vote in person, even if you already returned a proxy card or voting instruction card and intend to change your original vote. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a legal proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON OCTOBER 23, 2019:

The Proxy Statement is

available at http://investors.skylinemedical.com

 TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

PROPOSAL 1: APPROVAL OF REVERSE STOCK SPLIT	5

PROPOSAL 2: TO APPROVE, PURSUANT TO NASDAQ LISTING RULE 5635, THE ISSUANCE OF SHARES OF COMMON STOCK OF THE COMPANY IN EXCESS OF APPLICABLE SHARE CAPS UPON CONVERSION OF THE OUTSTANDING SHARES OF SERIES E PREFERRED	10

PROPOSAL 3: APPROVAL, PURSUANT TO NASDAQ LISTING RULE 5635(d), OF THE ISSUANCE OF COMMON STOCK PURSUANT TO AN EQUITY LINE OF CREDIT ARRANGEMENT	13

PROPOSAL 4: APPROVAL OF ADJOURNMENT	14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16

APPENDIX A: FORM OF CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

APPENDIX B: CERTIFICATE OF DESIGNATION WITH RESPECT TO SERIES E CONVERTIBLE PREFERRED STOCK

PREDICTIVE ONCOLOGY INC.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121
Telephone: (651) 389-4800

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 23, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board of Directors” or the “Board”) of Predictive Oncology Inc. (the “Company”) is soliciting your proxy to vote at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the offices of the company’s counsel, Maslon LLP on October 23, 2019, at 3:00 PM (Central Time), including any adjournments or postponements of the Special Meeting. You are invited to attend the Special Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by facsimile, email or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about September 30, 2019, to all stockholders of record entitled to vote at the Special Meeting.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on September 23, 2019, will be entitled to vote at the Special Meeting. On the record date, there were 31,258,932 shares of common stock of the Company outstanding and entitled to vote. On the record date, there were 256 shares of Series E Convertible Preferred Stock (“Series E Preferred Stock”) outstanding, each of which is entitled to 15,625 votes.

Stockholder of Record: Shares Registered in Your Name

If on September 23, 2019, your shares were registered directly in your name with the Company’s transfer agent, Corporate Stock Transfer, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your shares by completing, signing, dating and mailing your proxy card in the envelope provided or vote by proxy via facsimile, email or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on September 23, 2019, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.

What am I voting on?

There are four (4) matters scheduled for a vote:

Proposal 1: To approve an amendment of the Company’s certificate of incorporation to effect a reverse stock split of the outstanding shares of its common stock at a ratio of not less than one-for-two (1:2) and not more than one-for-fifteen (1:15), with the exact ratio to be set at a whole number within this range as determined by our Board of Directors; (the “Reverse Split Proposal”).

Proposal 2: To approve, pursuant to Nasdaq Listing Rule 5635, the issuance of shares of common stock of the Company in excess of applicable share caps upon conversion of the outstanding shares of Series E Convertible Preferred Stock (“Series E Preferred Stock”) (the “Series E Proposal”).

Proposal 3: To approve, pursuant to Nasdaq Listing Rule 5635, the issuance of shares of common stock of the Company pursuant to a contemplated equity line of credit arrangement (the “Equity Line Proposal”).

Proposal 4: To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies for approval of the Reverse Split Proposal, the Series E Proposal and/or the Equity Line Proposal, as applicable, in the event that there are not sufficient votes at the time of the Special Meeting to approve any such proposal.

Why has the Board of Directors recommended that you vote “FOR” Proposal 1 to effect a reverse stock split of the Company’s common stock?

Stockholder approval to effect a reverse stock split will give the Board the ability to prevent our stock from being delisted from The Nasdaq Stock Market LLC (“Nasdaq”) based on the minimum share price requirement. As described in the Proxy Statement, we received a letter from Nasdaq, informing us that because the closing bid price for our common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, we do not comply with the minimum closing bid price requirement for continued listing on Nasdaq. We must regain compliance with the minimum closing bid price requirement no later than November 11, 2019.

The Board believes it is likely that the reverse stock split will be necessary to assure compliance with the Minimum Bid Price Requirement. There is no guarantee that the price of the Company’s common stock will be sufficient to meet the Minimum Bid Price Requirement, even if there are positive business developments in the near future that could result in an increase in the trading price of our common stock in the next few months. The Board considers it very important for the Company to maintain its Nasdaq listing. Delisting could adversely affect the trading market for the common stock. Further, delisting would adversely affect the Company’s ability to access the capital markets or pursue acquisitions.

For a more detailed discussion of why you should vote “FOR” Proposal 2, see “PROPOSAL 2: APPROVAL OF REVERSE STOCK SPLIT.”

How do I vote?

For Proposals 1, 2 and 3, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy via facsimile or by email. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•	To vote by email, complete, sign and date the enclosed proxy card and scan and email it to [address]. Your vote must be received by 4:00 PM Eastern Time (3:00 PM Central Time) on October 22, 2019, to be counted.

•	To vote by internet, please follow the instructions on your proxy card.

•	To vote by facsimile, complete, sign and date the enclosed proxy card and fax it to (303) 282-5800. Your vote must be received by 4:00 PM Eastern Time (3:00 PM Central Time) on October 22, 2019, to be counted.

•	To vote in person, come to the Special Meeting, and we will give you a ballot when you arrive. If you would like directions to the offices of the company’s counsel, Maslon LLP, please call (651) 389-4800.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote in person at the Special Meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

For shares of common stock, on each matter to be voted upon, you have one vote for each share of common stock you own as of September 23, 2019. For shares of Series E Preferred Stock, you have 15,625 votes for each share.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” Proposals 1, 2, 3 and 4.

Who is paying for this proxy solicitation?

The Company is paying all expenses relating to this proxy solicitation. Our directors and employees may solicit proxies in person, by telephone, email or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

This proxy statement is available at http://investors.skylinemedical.com.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

•	You may attend the Special Meeting to vote in person. Attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count for “For” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes, if any, will have the same effect as “Against” votes for Proposals 1 and 2. In the case of Proposal 3, broker non-votes will have no effect and will not be counted towards the vote total.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Proposals 1, 2 and 3 are matters considered routine under the NYSE rules.

How many votes are needed to approve each proposal?

—	To be approved, Proposal 1 (reverse stock split), must receive a “For” vote from the majority of all shares entitled to vote either in person or by proxy – in other words, a “For” vote from a majority of all outstanding shares of common stock (net of treasury shares). If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will also have the effect of an “Against” vote.

—	To be approved, Proposals 2, 3 and 4 must receive a “For” vote from the majority of all shares present and entitled to vote on the matter, either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of capital stock entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 31,258,932 shares of common stock outstanding and entitled to vote. On the record date, there were 256 shares of Series E Preferred Stock outstanding and entitled to vote; each such share currently has 15,625 votes, for an aggregate 4,000,000 votes. See Proposal 2 – Terms of Series E Stock. Thus, the holders of shares with an aggregate 17,629,467 votes must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days after the meeting.

PROPOSAL 1

APPROVAL OF REVERSE STOCK SPLIT

Our Board of Directors has approved a proposal to amend our certificate of incorporation to effect a reverse stock split of the Company’s common stock, as described below (the “Reverse Stock Split”). The Reverse Stock Split amendment proposal permits (but does not require) the Board of Directors to effect a reverse stock split of the Company’s common stock by a ratio of not less than one-for-two (1:2) and not more than one-for-fifteen (1:15), as described below. The form of certificate of amendment (the “Amendment”) to effect the Reverse Stock Split is attached as Appendix A to this proxy statement.

Background and Reasons for the Reverse Stock Split

On November 16, 2018, the Company received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that because the closing bid price for its common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company does not comply with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). The notification had no immediate effect on the listing of the Company’s common stock.

In accordance with Nasdaq’s Marketplace Rule 5810(c)(3)(A), we had a period of 180 calendar days, or until May 15, 2019, to regain compliance with the Minimum Bid Price Requirement. However, the bid price of the Company’s common stock did not close at or above $1.00 per share for a minimum of 10 consecutive business days, and therefore the Company did not regain compliance with the Minimum Bid Price Requirement by May 15, 2019. On May 16, 2019, Nasdaq notified the Company that while the Company had not regained compliance with the Minimum Bid Price Requirement, it was eligible for an additional 180-day grace period, or until November 11, 2019, to regain compliance. Nasdaq’s determination was based on the Company having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and on the Company’s written notice to Nasdaq of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

If at any time before November 11, 2019, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement. If this does not occur, the Staff will notify the Company that its securities will be delisted. In the event of such notification, the Company may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing.

The Board believes it is likely that the Reverse Stock Split will be necessary to assure compliance with the Minimum Bid Price Requirement. The Board considers it very important for the Company to maintain its Nasdaq listing. Delisting could adversely affect the trading market for the common stock. Further, delisting would adversely affect the Company’s ability to access the capital markets or pursue acquisitions.

Other Potential Benefits of Reverse Stock Split

In addition to helping regain compliance with the Minimum Bid Price Requirement, we believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase (proportionately to the reduction in the number of shares of our common stock after the Reverse Stock Split or otherwise) following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split could be lower or higher than the total market capitalization before the Reverse Stock Split.

Reverse Stock Split Proposal

The Reverse Stock Split Proposal permits (but does not require) the Board of Directors to effect a reverse stock split of the Company’s common stock by a ratio of not less than one-for-two (1:2) and not more than one-for-fifteen (1:15), with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion, in any case no later than March 31, 2020. We believe that enabling the Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, the Board of Directors may consider, among other things, factors such as:

•	the continued listing requirements of The Nasdaq Capital Market;

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

The Board of Directors reserves the right to elect to abandon the Reverse Stock Split, even after stockholder approval, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in our best interests and the best interests of our stockholders.

Depending on the ratio for the Reverse Stock Split determined by the Board of Directors, no less than two and no more than fifteen shares of existing common stock, as determined by the Board of Directors, will be combined into one share of common stock. The Amendment, if any, will include only the reverse stock split ratio determined by the Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

If the Reverse Stock Split is effected, the authorized common stock will not be changed from 100 million shares, even though the Reverse Stock Split will reduce the number of outstanding shares of common stock, and will likewise cause a reduction in the number of shares of common stock reserved for issuance under outstanding stock options, warrants and convertible securities. Therefore, the Reverse Stock Split will effectively increase the amount of shares of common stock available for issuance. Currently, the Company has 100 million authorized shares of common stock, 31,258,932 shares of common stock outstanding, and a total of 35,905,051 shares of common stock reserved for issuance under outstanding stock options, warrants and preferred stock (including the Assumed Series E Conversion Amount (as defined below)). If the Board of Directors elected to implement the Reverse Stock Split at a ratio of 1:10, there would be 100 million authorized shares of common stock 3,125,893 shares of common stock outstanding, and a total of 3,590,505 shares of common stock reserved for issuance under outstanding stock options, warrants and preferred stock (including the Assumed Series E Conversion Amount). The “Assumed Series E Conversion Amount” is 4,549,860 shares of common stock, based on (i) the ratio of 0.056857% of the then-outstanding common stock being issuable upon the conversion of each share of Series E Preferred Stock; (ii) 256 shares of Series E Preferred Stock outstanding as of September 5, 2019; and (iii) 31,258,932 shares of common stock outstanding as of August 13, 2019.

Procedure for Implementing the Reverse Stock Split

If stockholder approval is obtained to effect the Reverse Stock Split, the Board will have the authority to implement the Reverse Stock Split on or before March 31, 2020. However, the Board of Directors reserves the right to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Certificate of Incorporation, the Board of Directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. The Reverse Stock Split will become effective upon the filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by the Board of Directors, a minimum of two and a maximum of fifteen shares of existing common stock will be combined into one new share of common stock. Based on 31,258,932 shares of common stock issued and outstanding as of September 23, 2019, immediately following the Reverse Stock Split, the Company would have approximately 15,629,466 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Stock Split is one-for-two (1:2), and approximately 2,083,929 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Stock Split is one-for-fifteen (1:15). Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) following the transaction between approximately 15,629,466 and 2,083,929 shares. Fractional shares will not be issued. Instead, we will issue a full share of post-Reverse Stock Split common stock to any stockholder who would have been entitled to receive a fractional share of common stock as a result of the Reverse Stock Split.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board of Directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent the Reverse Stock Split would result in fractional shares, as described above. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power, except to the extent the Reverse Stock Split would result in fractional shares, as described above.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Reverse Stock Split is effective, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which are numbers used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Assuming that the Company’s meets the Minimum Bid Requirement, we expect that our common stock will continue to be quoted on The Nasdaq Capital Market under the symbol “POAI.”

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent necessary instructions by our transfer agent after the Split Effective Time indicating how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates to our transfer agent in accordance with its instructions. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board of Directors.

Accounting Matters

This proposed amendment to the Certification of Incorporation will not affect the par value of our common stock per share. As a result, as of the time the Reverse Stock Split is effective, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary is for general information only, is not tax advice, and is not intended to constitute a complete description of all tax consequences relating to the Reverse Stock Split.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a U.S. holder. For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock, that is, for U.S. federal income tax purposes:

•            an individual who is a citizen or resident, as defined in Code Section 7701(b), of the United States;

•             a corporation or partnership, or other entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state thereof, or the District of Columbia;

•             an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•             a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special tax treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons hold our common stock as other than “capital assets” within the meaning of Section 1221 of the Code. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

The information in this summary is based on the provisions of the Internal Revenue Code of 1986, as amended, final and temporary U.S. Treasury regulations, administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except in the case of the taxpayer to whom a private letter ruling is addressed, and existing judicial authority, all as in effect as of the date of this Information Statement. Future legislation, regulations, administrative interpretations, and court decisions could change current law or adversely affect existing interpretation of current law. Any change could apply retroactively. We have not obtained any rulings from the Internal Revenue Service concerning the tax treatment of the Reverse Stock Split. Thus, it is possible that the Internal Revenue Service could challenge the statements in this summary, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the reverse stock split, except for a stockholder receiving an additional share of common stock in lieu of a fractional share (as described below). The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore, excluding the basis of the fractional share, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

No gain or loss will be recognized by us as a result of the Reverse Stock Split. A stockholder who receives one whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which the stockholder was otherwise entitled. Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should not rely on the foregoing and should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

Stockholder Vote Required

In order to be approved, Proposal 1 must be approved by a majority of shares entitled to vote either in person or by proxy at the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK.

PROPOSAL 2

TO APPROVE, PURSUANT TO NASDAQ LISTING RULE 5635, THE ISSUANCE OF SHARES OF COMMON STOCK OF THE COMPANY IN EXCESS OF APPLICABLE SHARE CAPS UPON CONVERSION OF THE OUTSTANDING SHARES OF SERIES E PREFERRED STOCK (THE “SERIES E PROPOSAL”)

On June 13, 2019, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, par value $0.01 per share (the “Series E Stock”) (the “Certificate”) and began a private placement of the Series E Stock. As of September 5, 2019, the Company has sold 256.0 shares of Series E Stock for a total purchase price of $2,560,000.

As more fully described below, because our common stock is listed on the Nasdaq Capital Market, we are subject to Nasdaq’s rules and regulations. In certain circumstances, if we issue shares of common stock or securities convertible into shares of common stock, that has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for shares of common stock, or the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the securities, we are required to obtain stockholder approval. Consistent with this requirement, the conversion of shares of Series E Stock is subject to the Nasdaq Share Cap (as defined below) and the Individual Holder Share Cap (as defined below), each of which limits the number of shares of common stock that can be issued upon conversion unless the Company obtains stockholder approval. The approval of Proposal 2 will eliminate the Nasdaq Share Cap and the Individual Holder Share Cap and allow for full conversion of the Series E Stock, if converted.

Nasdaq Listing Rule 5635(d)

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

As described more fully below, the conversion ratio of the Series E Stock (absent the Nasdaq Share Cap) is based on a percentage of the future number of outstanding shares of common stock. Therefore, the price of the common stock upon conversion cannot be determined, and stockholder approval is required before the conversion can be permitted to result in the issuance of 20% or more of the outstanding shares of common stock as of June 12, 2019, the day before the first date of issuance of the Series E Stock. As a result, the Nasdaq Share Cap was calculated to ensure that, upon the issuance of all 350 authorized shares of Series E Stock, the shares issued upon conversion cannot exceed 19.9% of the outstanding shares as of June 12, 2019.

Terms of Series E Stock

The Certificate authorizes 350 shares of Series E Stock (“Series E Shares”) and establishes the rights and preferences of Series E Stock, as follows:

Each Series E Share will have a liquidation value of $10,000. Upon liquidation, dissolution or winding up of the Corporation, the Series E Shares shall rank senior to the Series B Preferred Stock, Series D Preferred Stock and common stock. The Series E Shares shall not have dividend rights, and therefore no dividends will accrue on the Series E Shares.

Commencing on December 13, 2019 (six months after the date of first issuance), each Series E Share will be convertible into 0.056857% of the Company’s issued and outstanding shares of common stock immediately prior to conversion (rounded down to the nearest whole share), subject to the limitations below. On the date that is twelve months after the Final Closing (as defined in the Certificate), the Company has the option to automatically convert the Series E Shares into shares of the Company’s common stock, upon the same terms as the optional conversion, subject to the limitations below.

Notwithstanding the foregoing, if the total number of shares issuable upon conversion of all Series E Shares exceeds 19.9% of the Company’s issued and outstanding common stock immediately prior to the Initial Closing (the “Nasdaq Share Cap”) (such excess, the “Excess Conversion Shares”), then (i) only the portion of any Series E Share will be converted that results in the issuance of 0.056857% of the NASDAQ Share Cap (rounded down to the nearest whole share), and (ii) the portion of such Series E Share that would otherwise remain outstanding as a fractional share will be redeemed by the Company with funds legally available therefor, for a price equal to the market price of the common stock on the conversion date multiplied by 0.056857% of the Excess Conversion Shares. The limitation in this paragraph will not apply if the Company obtains stockholder approval to issue the Excess Conversion Shares as required by the Nasdaq’s Marketplace Rules, which the Company is seeking in this Proposal 2.

Further, if on the date of any conversion, the total number of conversion shares issuable to a converting Holder would result in such Holder beneficially owning in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such shares of Common Stock (the “Individual Holder Share Cap”) (such excess, the “Individual Excess Conversion Shares”), then the Company shall deliver, in lieu of any Individual Excess Conversion Shares, an amount of cash per Individual Excess Conversion Share equal to the market price of the Common Stock on the Conversion Date, unless stockholder approval is obtained as required by the Nasdaq’s Marketplace Rules, which the Company is seeking in this Proposal 2.

The Company may redeem the Series E Stock on 10 days’ notice at 130% of the face value. Prior to redemption, the holders may convert their shares upon the same terms as the optional conversion.

In the event of a change of control of the Company (meaning an acquisition of 30% or more of the Company’s issued common shares by a single party/parties acting in concert) before the first anniversary of the Final Closing, the Company may compel holders to exercise the conversion rights of the Series E Share(s) at a time of Company’s choosing, upon the same terms as the optional conversion.

The Series E Shares will vote with the common stock as a single class on all matters submitted to a vote of stockholders of the Corporation other than any proposal to approve the issuance of the Excess Conversion Shares or any Individual Excess Conversion Shares. The Series E Shares will vote on an as-converted to common stock basis, taking into account the conversion limitations resulting from the Nasdaq Share Cap and the Individual Holder Share Cap, if and as applicable; however, the number of votes per Series E Share will not exceed 15,625.

Effect of Approval of the Series E Proposal

If Proposal 2 is approved, then the Company may issue the Excess Conversion Shares and any Individual Excess Conversion Shares, and any conversion of the Series E Shares will not be limited by the Nasdaq Share Cap or the Individual Holder Share Cap.

If Proposal 2 is not approved, then Company will not be permitted to issue the Excess Conversion Shares and any Individual Excess Conversion Shares. In the event of a conversion that would otherwise result in issuance of Excess Conversion Shares or any Individual Excess Conversion Shares, any such conversion would require the Company to pay cash in lieu of such shares as set forth in the Certificate. If the conversion is at the option of the holder, this could require the Company to make cash payments (if funds are legally available therefor) at a time when this would be disadvantageous to the Company. A conversion at the company’s option would also require cash payment, which would make it impracticable to convert in certain circumstances when it might be to our advantage.

If Proposal 2 is approved, it may result in issuances of more shares of common stock than would occur if the Nasdaq Share Cap and the Individual Holder Share Cap were applicable. This could cause significant dilution to our stockholders’ ownership, voting power and right to participate in dividends or other payments from future earnings, if any, and could cause a decline in the market price of our common stock. In addition to the foregoing, the increase in the number of shares of common stock issued in connection with the conversion of the January Notes may have an incidental anti-takeover effect in that the additional shares of common stock issued could dilute the stock ownership of parties seeking to obtain control of the Company. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions. However, we currently know of no specific effort to accumulate our securities or to gain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Stockholder Vote Required

In order to be approved, Proposal 2 must be approved by a majority of shares present and entitled to vote either in person or by proxy at the Special Meeting. Abstentions will have the same effect as a vote against Proposal 2, but broker non-votes will not affect the outcome of this proposal. The Series E Shares are not entitled to vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3

APPROVAL, PURSUANT TO NASDAQ LISTING RULE 5635(d), OF THE ISSUANCE OF COMMON STOCK PURSUANT TO AN EQUITY LINE OF CREDIT ARRANGEMENT

We intend to enter into an equity line of credit arrangement (the “Equity Line”) under a securities purchase agreement (the “Purchase Agreement”) pursuant to which an investor (the “Investor”) would to purchase from us up to an aggregate of $15.0 million worth of our common stock. We have had discussions with potential investors in such an arrangement but have not decided on the identity of the Investor. Any such arrangement would be subject to final agreement on the terms of the Purchase Agreement, additional due diligence by the Investor and other conditions. We will enter into the Purchase Agreement on or before March 31, 2020.

The Nasdaq staff has advised the Company of its position that the equity line of credit would be aggregated with the Series E Financing pursuant to Nasdaq Listing Rule 5635(d), which requires stockholder approval to sell shares of common stock in excess of 20% of the Company’s issued and outstanding shares of common stock, unless such sales satisfy certain requirements. In order to ensure compliance with Listing Rule 5635(d), the Company is seeking stockholder approval at the special meeting of the issuance of common stock pursuant to the Equity Line, assuming that the Company enters into the Equity Line, subject to a limitation of 50,000,000 shares (further adjusted to reflect the Reverse Stock Split, if effected) of common stock without further stockholder approval as described below. For example, if the Reverse Stock Split is effected at a ratio of 1:10, the above limitation will be 5,000,000 post-reverse split shares without further stockholder approval.

Under the terms and subject to the conditions of the Purchase Agreement, we would have the right, but not the obligation, to sell to the Investor, and the Investor would be obligated to purchase up to $15.0 million worth of shares of common stock. Such sales of common stock by us, if any, would be subject to certain limitations, and could occur from time to time, at our sole discretion, over a period of 36 months beginning on the date on which the conditions to commencement of sales under the Purchase Agreement are satisfied. These conditions would likely include that a registration statement covering the resale by the Investor of the shares issuable under the Purchase Agreement shall have been declared effective by the Securities and Exchange Commission. We believe that we will be required to issue to the Investor shares of common stock with a market value in the range of 2% to 3% of the maximum amount of purchases under the Equity Line (the “Commitment Shares”).

Followingthe Commencement Date, under the Purchase Agreement, we will have the right to direct the Investor to purchase shares of common stock from us, subject to certain price and volume requirements. Generally, the price will reflect a 9% discount to the lesser of (i) the lowest traded price in the 10 trading days prior to the date the Company requests the sale of shares or (ii) the closing bid price on the date the shares are delivered. Under certain circumstances, the Company will have the right to request additional sales on the same date or one of the two subsequent days, at a price that reflects a 9% discount to the lesser of (i) the lowest traded price in the 10 days prior to the date the Company requests the sale of shares, (ii) the volume weighted average trading price on the date the shares are delivered or (iii) the closing bid price on the date the shares are delivered.

As a result of our listing on The Nasdaq Capital Market, issuances of our common stock are subject to the Nasdaq Marketplace Rules, including Rule 5635(d), which requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of more than 19.99 percent of our outstanding shares of our common stock (or securities convertible into or exercisable for shares of our common stock) at a price less than the lower of (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement (the “Applicable Closing Price”), or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Nasdaq 20% Rule”). The Nasdaq staff has advised the Company of its position that the equity line of credit would be aggregated with the Series E Financing pursuant to the Nasdaq 20% Rule. In order to ensure compliance with Listing Rule 5635(d), the Company is seeking stockholder approval at the special meeting of the issuance of common stock pursuant to the Equity Line, assuming that the Company enters into the Equity Line. We are seeking stockholder approval for the issuance of up to 50,000,000 shares (further adjusted to reflect the Reverse Stock Split, if effected) of our common stock under the Purchase Agreement if entered into, including the Commitment Shares. We would seek additional stockholder approval before issuing more than such 50,000,000 shares (further adjusted to reflect the Reverse Stock Split, if effected).

Reasons for Transaction and Effect on Current Stockholders

The Board of Directors has determined that the Equity Line would be in the best interests of the Company and its stockholders because the right to sell shares to the Investor would provide the Company with a reliable source of capital and the ability to access that capital when and as needed. The Purchase Agreement would not affect the rights of the holders of outstanding common stock, but the sale of shares to the Investor pursuant to the terms of the Purchase Agreement would have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

Effect of Approval

Upon obtaining the stockholder approval requested in this Proposal 1, we would no longer be bound by the Nasdaq 20% Rule restriction on issuances of common stock to the Investor. If this Proposal 1 is approved by our stockholders, we would be able to issue shares to the Investor at a price lower than the Applicable Closing Price. The number of shares of common stock that we may issue would fluctuate from time to time based on the price of our common stock. We would seek additional stockholder approval before issuing more than such 50,000,000 shares (further adjusted to reflect the Reverse Stock Split, if effected).We would also seek additional stockholder approval before agreeing to any increase in the value of the shares of common stock we may issue to the Investor above $15.0 million.

In addition, the additional shares that we could issue to the Investor, if we enter into the Equity Line, will result in greater dilution to existing stockholders and may result in a decline in our stock price or greater price volatility.

Each additional share of common stock that would be issuable to the Investor would have the same rights and privileges as each share of our currently authorized common stock.

Stockholder Vote Required

In order to be approved, Proposal 3 must be approved by a majority of shares present and entitled to vote either in person or by proxy at the Special Meeting. Abstentions will have the same effect as a vote against Proposal 3, but broker non-votes will not affect the outcome of this proposal. The Series E Shares are not entitled to vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4

APPROVAL OF ADJOURNMENT OF SPECIAL MEETING, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve ANY OF the proposal to effect a reverse stock split (Proposal 1), THE series e stock proposal (proposal 2) and/or the equity line proposal (proposal 3).

In the event that there are not sufficient votes to constitute a quorum or to approve both the proposal to effect a reverse stock split (Proposal 1) at the Special Meeting, any of the proposal to effect the Reverse Stock split (Proposal 1), the Series E Stock Proposal (Proposal 2) and/or the Equity Line Proposal (Proposal 3), such proposals could not be approved unless such meeting was adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by us at the time of the Special Meeting to be voted for adjournment, you are being asked to consider a proposal to approve the adjournment of the annual meeting, if necessary or appropriate, including to permit further solicitation of proxies if necessary to obtain additional votes in favor of any or all of such proposals. If there are sufficient votes to constitute a quorum and approve all of Proposals 1, 2 and 3, proposal to effect a reverse stock split (Proposal 1) at the Special Meeting, the chairman of the Special Meeting may determine that no action will be taken on this proposal to adjourn.

If there are sufficient votes at the Special Meeting to approve one or more of Proposals 1, 2 and 3 and this Proposal 4 is approved, but there are not sufficient votes to approve one or more of the proposals, the chairman of the Special Meeting intends to declare that any of the proposals have been approved and to then adjourn the meeting for the purpose of soliciting additional proxies to obtain the approval of such other proposals.

Stockholder Vote Required

In order to be approved, Proposal 4 must be approved by a majority of shares present and entitled to vote either in person or by proxy at the Special Meeting. Abstentions will have the same effect as a vote against Proposal 4, but broker non-votes will not affect the outcome of this proposal. The Series E Shares are not entitled to vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

PRINCIPAL STOCKHOLDERS OF PREDICTIVE

The following table sets forth certain information with respect to the beneficial ownership of Predictive common stock as of September 23, 2019 (except where otherwise indicated) for:

•	each person, or group of affiliated persons, who are known by Predictive to beneficially own more than 5% of the outstanding shares of Predictive common stock;

•	each of the Precision directors;

•	each of the Predictive named executive officers, as identified in Precision’s Annual Report on Form 10-K filed with the SEC on April 1, 2019; and

•	all the current directors and executive officers of Predictive as a group.

The number of shares owned, total shares beneficially owned, and the percentage of common stock beneficially owned below assumes 31,258,932 shares of Precision common stock outstanding on September 23, 2019.

Beneficial ownership is determined under SEC rules and includes sole or shared power to vote or dispose of shares of Precision common stock. The number and percentage of shares beneficially owned by a person or entity also include shares of common stock subject to stock options that are currently exercisable or become exercisable within 60 days of September 23, 2019. However, these shares are not deemed to be outstanding for the purpose of computing the percentage of shares beneficially owned of any other person or entity. Except as indicated in footnotes to the table below or, where applicable, to the extent authority is shares by spouses under community property laws, the beneficial owners named in the table have, to Predictive’s knowledge, sole voting and dispositive power with respect to all shares of common stock shown to be beneficially owned by them.

Unless otherwise indicated, the address for each stockholder listed is: 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class

Officers and Directors

David Johnson (2)	492,078		1.55%

Bob Myers (3)	371,789		1.18%

Thomas J. McGoldrick (4)	469,411		1.48%

Andrew Reding (5)	396,842		1.25%

Carl Schwartz (6)	2,707,826		8.03%

Tim Krochuk (7)	379,240		1.20%

J. Melville Engle (8)	353,187		1.12%

Richard Gabriel (9)	337,432		1.07%

Gerald Vardzel Jr.(10)	1,016,551		3.24%

All directors and executive officers as a group (9 persons)	6,032,278		16.48%

Robert D. Keyser, Jr.	2,114,320	(11)	6.76%
Dawson James Securities, Inc.
Auxol Capital LLC

R. Douglas Armstrong	2,114,320	(11)	6.76%
Dawson James Securities, Inc.
Auxol Capital LLC

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Effective August 1, 2018 Mr. Johnson is no longer the Chief Operating Officer of Predictive Oncology Inc., and effective August 1, 2019 Mr. Johnson is no longer an employee of Predictive Oncology Inc. His beneficial ownership includes 876 shares of common stock, and 491,202 shares that are exercisable within 60 days of September 15, 2019.

(3)	Includes 761 shares of common stock, and 371,028 shares that are exercisable within 60 days of September 15, 2019.

(4)	Includes 64 shares of common stock, and 469,347 shares that area exercisable within 60 days of September 15, 2019.

(5)	Includes 53 shares of common stock, and 396,789 shares that are exercisable within 60 days of September 15, 2019.

(6)	Includes 240,698 shares of common stock, and 2,463,528 shares that are exercisable within 60 days of September 15, 2019.

(7)	Includes 379,240 shares that are exercisable within 60 days of September15, 2019.

(8)	Includes 353,187 shares that are exercisable within 60 days of September 15, 2019.

(9)	Includes 10,000 shares of common stock, 327,432 shares that are exercisable within 60 days of September 15, 2019.

(10)	Includes 915,711 shares of common stock, 100,840 shares that are exercisable within 60 days of September 15, 2019.

(11)	Based on information contained in a Schedule 13D filed by each of Messrs. Keyser and Armstrong and such entities on April 24, 2019 (the “Schedule 13Ds”), each such individual directly beneficially owns 633,052 shares of common stock, and each such individual shares the power to vote or direct the vote and the power to dispose or direct the disposition of 1,103,660 shares beneficially owned by Dawson James Securities, Inc. and 377,607 shares beneficially owned by Auxol Capital LLC. Such calculations do not include shares of Series D Convertible Preferred Stock held by such persons or entities and deposited in escrow, as described in the Schedule 13Ds.

OTHER MATTERS

As of the date of this proxy statement, management does not intend to present any other items of business at the Special Meeting other than the proposals described above.

By Order of the Board of Directors

/s/ Carl Schwartz

Carl Schwartz
Chief Executive Officer

Eagan, Minnesota

September 30, 2019

PREDICTIVE ONCOLOGY INC.

SPECIAL MEETING OF STOCKHOLDERS

October 23, 2019

3:00 PM (Central Time)

At the offices of

Maslon LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 23, 2019:

The Proxy Statement of Predictive Oncology Inc. is available at

http://investors.skylinemedical.com

Predictive Oncology Inc.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121	PROXY

This proxy is solicited by the Board of Directors for use at the Special Meeting on October 23, 2019.

The shares of common stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2, 3 and 4.

The undersigned hereby appoints CARL SCHWARTZ AND BOB MYERS, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of common stock of Predictive Oncology Inc. (the “Company”) registered in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held at the offices of the Company’s counsel, Maslon LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402 at 3:00 PM (Central Time) on October 23, 2019 (if you need directions to the Special Meeting, please contact the Company at (651) 389-4800), and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

See reverse for voting instructions

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

Please detach here

The Board of Directors unanimously recommends a vote “FOR” Proposals 1, 2 and 3.

1.

To approve an amendment of the Company’s certificate of incorporation to effect a reverse stock split of the outstanding shares of its common stock at a ratio of not less than one-for-two (1:2) and not more than one-for-fifteen (1:15), with the exact ratio to be set at a whole number within this range as determined by our Board of Directors; (the “Reverse Split Proposal”);

		☐	FOR	☐	AGAINST	☐	ABSTAIN

2.

To approve, pursuant to Nasdaq Listing Rule 5635, the issuance of shares of common stock of the Company in excess of applicable share caps upon conversion of the outstanding shares of Series E Convertible Preferred Stock (“Series E Preferred Stock”) (the “Series E Proposal”);

		☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To approve, pursuant to Nasdaq Listing Rule 5635, the issuance of shares of common stock of the Company pursuant to a contemplated equity line of credit arrangement (the “Equity Line Proposal”);	☐	FOR	☐	AGAINST	☐	ABSTAIN
4.

To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies for approval of the Reverse Split Proposal, the Series E Proposal and/or the Equity Line Proposal, as applicable, in the event that there are not sufficient votes at the time of the Special Meeting to approve any such proposal.

		☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF PROPOSALS 1, 2, 3 AND 4.

Address Change? Mark Box ☐ Indicate changes below:	Date __________________________________

Signature(s) in Box

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity.  For stock held in joint tenancy, each joint tenant should sign.

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
PREDICTIVE ONCOLOGY INC.

(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the Chief Financial Officer of Predictive Oncology Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: Section 4.1 of the Certificate of Incorporation, as amended, of this Corporation is hereby amended and replaced with the following:

4.1 The total number of shares of stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock, having a par value of one cent ($0.01) per share (“Common Stock”); and twenty million (20,000,000) shares of preferred stock, with a par value of one cent ($0.01) per share (“Preferred Stock”).

FURTHER RESOLVED: Section 4 of the Certificate of Incorporation, as amended, of this Corporation is hereby amended by adding the following:

4.6 On the date of the effective date of this Certificate of Amendment, the Corporation will effect a reverse stock split (the “Reverse Stock Split”) of its outstanding Common Stock pursuant to which every ___________ (___) issued and outstanding shares of the Corporation’s Common Stock, par value $0.01 (the “Old Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.01 (the “New Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby. No fractional shares of the Corporation’s Common Stock shall be issued as a result of the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of any fractional share, the Corporation shall issue one whole share in lieu of the fractional share.

FURTHER RESOLVED: That the effective date of this Certificate of Amendment shall be ______________, 2019.

The foregoing resolution and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to board resolution approved as of ___________, 2019, in accordance with Section 141 of the Delaware General Corporation Law, and of holders of a majority of the outstanding shares of the Corporation’s voting stock at a meeting of stockholders held on ________________, 2019 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the _______________ of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation, as amended, as of ______________, 2019.

PREDICTIVE ONCOLOGY INC.

By:
Bob Myers, Chief Financial Officer

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APPENDIX B

PREDICTIVE ONCOLOGY INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS OF

SERIES E CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

Effective June 13, 2019

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Predictive Oncology Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, does hereby submit the following:

The undersigned, Carl Schwartz and Bob Myers, do hereby certify that:

1.        They are the Chief Executive Officer and Chief Financial Officer, respectively, of Predictive Oncology Inc., a Delaware corporation (the “Corporation”).

2.        The following resolutions were duly adopted by the board of directors of the Corporation (the “Board”):

WHEREAS, the Certificate of Incorporation of the Corporation, as amended, authorizes the issuance of up to 20,000,000 shares of preferred stock, par value $0.01 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board, subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for a series of Preferred Stock and does hereby in this Certificate of Designation (the “Certificate of Designation”) establish and fix and herein state and express the designation, rights, preferences, powers, restrictions and limitations of such series of Preferred Stock as follows:

1.             Designation, Amount and Par Value. A series of preferred stock is hereby designated as Series E Convertible Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”), and the number of shares so designated shall be up to three hundred fifty- (350) (which shall not be subject to increase without the written consent of the holders of a majority of the then issued and outstanding shares of Series E Preferred Stock (each, a “Holder” and collectively, the “Holders”)).

2.             Dividends. The Holders shall have no right to receive dividends on the shares of Series E Preferred Stock.

3.            Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the Holders of Series E Preferred Stock shall be entitled to be paid out of the funds and assets of the Corporation that may be legally distributed to the Corporation's stockholders an amount equal to $10,000 per share of Series E Preferred Stock (the “Liquidation Value”). If, upon any Liquidation Event, the assets of the Corporation available for distribution to the Holders of the Series E Preferred Stock and the holders of any class or series of capital stock of the Corporation currently existing and hereafter created specifically ranking on parity with the Series E Preferred Stock upon a Liquidation Event (“Pari Passu Securities”) are insufficient to pay the full Liquidation Value or other liquidation payment to such holders, the Holders of the Series E Preferred Stock and the holders of Pari Passu Securities shall share with equal priority and pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled. After payment of the full Liquidation Value to which each Holder of Series E Preferred Stock is entitled, such Holder will not be entitled to any further participation as such in any distribution of assets of the Corporation in respect of the Series E Preferred Stock.

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4.             Conversion.

(a)          At any time on or after the six month anniversary of the Initial Closing Date, the Holders shall have the right, but not the obligation, from time to time, in whole or in part, to convert each share of Series E Preferred Stock held by such Holder into such number of fully paid and nonassessable shares of common stock, $0.01 par value per share, of the Corporation (the “Common Stock”) equal to 0.056857% of the shares of Common Stock issued and outstanding immediately prior to giving effect to such conversion (the “Conversion Rate”); provided, that (i) except as otherwise provided in paragraph 4(c), a Holder shall only have the right to convert whole shares of Series E Preferred Stock, and (ii) any conversion under this paragraph 4(a) will be subject to the limitations and other terms set forth in paragraphs 4(c) and 4(d). The Holders may exercise their conversion rights hereunder by delivering to the Corporation, during regular business hours at the principal office of the Corporation, the certificate(s) representing the shares of Series E Preferred Stock being converted hereunder, duly endorsed for transfer to the Corporation, and accompanied by a written notice stating that the Holder elects to convert such shares. Each conversion shall be deemed to have been effected on the date when such delivery is made (the “Voluntary Conversion Date”).

(b)          At least ten business days before the one year anniversary of the Initial Closing Date, the Corporation may deliver a notice to all Holders to cause the Holders to convert their Series E Preferred Stock, in whole or in part, at the Conversion Rate on the one year anniversary of the Initial Closing Date (the “Forced Conversion Date” and together with the Voluntary Conversion Date, the “Conversion Date”); provided, that any such conversion will be subject to the limitations and other terms set forth in paragraphs 4(c) and 4(d). If the Company exercises this option, the shares of Series E Preferred Stock being converted will automatically convert simultaneously. If fewer than all of the outstanding shares of Series E Preferred Stock are being converted, a portion of the shares held by each Holder will be converted on a pro rata basis. Upon request of the Corporation, the Holders shall deliver to the Corporation, promptly following the Forced Conversion Date, during regular business hours at the principal office of the Corporation, the certificate(s) representing the shares of Series E Preferred Stock being converted hereunder, duly endorsed for transfer to the Corporation. Any such conversion shall be applied ratably to all of the Holders based on the number of shares of Series E Preferred Stock held by the Holders on the Forced Conversion Date.

(c)          The shares of Common Stock issued or issuable upon any conversion of shares of Series E Preferred Stock pursuant to this Section 4 are referred to as “Conversion Shares.” Notwithstanding the foregoing, if on any Voluntary Conversion Date or Forced Conversion Date, the total number of Conversion Shares issuable upon outstanding shares of Series E Preferred Stock, when added to all Conversion Shares previously issued upon prior conversion of Series E Preferred Stock, exceeds 19.9% of the Company’s issued and outstanding Common Stock immediately prior to the date on which shares of Series E Preferred Stock are first issued (the “Initial Closing Date”) (the “NASDAQ Share Cap”) (such excess, the “Excess Conversion Shares”), then (i) only the portion of each share of Series E Preferred Stock will be converted that results in the issuance of 0.056857% of the NASDAQ Share Cap (rounded down to the nearest whole share), and (ii) the portion of such share of Series E Preferred Stock that would otherwise remain outstanding as a fractional share will be redeemed by the Corporation with funds legally available therefor, for a price equal to the market price of the Common Stock on the Conversion Date multiplied by 0.056857% of the Excess Conversion Shares. The limitation in this paragraph 4(c) will not apply if the Company obtains stockholder approval to issue the Excess Conversion Shares as required by the NASDAQ’s Marketplace Rules, provided that such approval is in accordance with NASDAQ Stock Market Rule 5635 (or its successor).

(d)       No Holder shall have the right to acquire Conversion Shares, and the Company shall not be required or permitted to issue Conversion Shares to such Holder, in excess of such Holder’s Individual Holder Share Cap. If on any Voluntary Conversion Date or Forced Conversion Date, the total number of Conversion Shares issuable to a converting Holder would result in such Holder beneficially owning in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such shares of Common Stock (the “Individual Holder Share Cap”) (such excess, the “Individual Excess Conversion Shares”), then the Company shall deliver, in lieu of any Individual Excess Conversion Shares, an amount of cash per Individual Excess Conversion Share equal to the market price of the Common Stock on the Conversion Date. The limitation in this paragraph 4(d) will not apply if the Company obtains stockholder approval to issue the Individual Excess Conversion Shares as required by the NASDAQ’s Marketplace Rules, provided that such approval is in accordance with NASDAQ Stock Market Rule 5635 (or its successor). If the conversion limitation contained in this paragraph 4(d) applies, the determination of whether and the extent to which such limitation applies to a particular Holder shall be in the discretion of such Holder, and the delivery of written notice of conversion pursuant to paragraph 4(a), or failure to object to a notice of forced conversion under paragraph 4(b), shall be deemed to be the Holder’s determination of the extent to which such Holder’s Series E Preferred Stock may be converted. For purposes of this paragraph 4(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall promptly confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

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(e)          As promptly as practicable after the Conversion Date, but not later than three (3) business days thereafter, the Corporation shall issue and deliver to each converting Holder a certificate(s) representing the shares of Common Stock issuable upon such conversion. In the event of a conversion of portion of a certificate of Series E Preferred Stock, the Corporation shall issue and deliver to the Holder of such certificate a new certificate covering the number of shares of Series E Preferred Stock representing the unconverted portion thereof.

(f)          No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series E Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series E Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest. If such fractional interest is a result of the NASDAQ Share Cap, the cash payment shall be as described in paragraph 4(c). Otherwise, any cash adjustment relating to fractional shares shall be equal to the fair market value of such fractional interest as determined by the Board.

(g)           The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of any shares of Series E Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series E Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

(h)           The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series E Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all issued and outstanding shares of Series E Preferred Stock.

(i)           All shares of Common Stock which shall be issued upon conversion of the shares of Series E Preferred Stock hereunder will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.

(j)            In the event of a change of control of the Corporation (meaning any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder), is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Corporation on or before the first anniversary of the Initial Closing Date, the Corporation may compel the Holders to convert all outstanding shares of Series E Preferred Stock into Common Stock in a mandatory conversion in the manner described in paragraph 4(b), with the Forced Conversion Date to be a date within twenty business days after the effective date of the change of control.

5.        Notice of Certain Events. At least ten business days before the record date for any dividend or distribution payable on the Common Stock (other than a dividend or distribution payable solely in shares of Common Stock), the Corporation shall give written notice of such dividend or distribution to all Holders of the Series E Preferred Stock.

B-3

6.       Optional Redemption. The Company may redeem the Series E Preferred Stock on ten days written notice for a cash redemption price equal to 130% of the original purchase price per share. Prior to redemption, the Holders may convert their shares on the terms set forth in paragraph 4(a) for an optional conversion, and any such conversion will be subject to the limitations and other terms set forth in paragraph 4(c).

7.       Maturity. The Series E Preferred Stock has no maturity date and no sinking fund has been established for the retirement or redemption of Series E Preferred Stock.

8.       Rank. With respect to payment distribution of assets upon a Liquidation Event, the Series E Preferred Stock shall rank senior to the Series B Preferred Stock, the Series D Preferred Stock and the Common Stock.

9.       Voting Rights.

(a)       Without limiting any rights provided to the holders of shares of Series E Preferred Stock under the General Corporation Law of the State of Delaware, the holders of shares of Series E Preferred Stock shall be entitled to vote as a single class with the holders of the Common Stock on all matters submitted to a vote of stockholders of the Corporation; provided, however, that the Series E Preferred Stock is not entitled to vote on any proposal to approve the issuance of the Excess Conversion Shares or the Individual Excess Conversion Shares, in each case as required by the NASDAQ’s Marketplace Rules (it being further acknowledged that Conversion Shares outstanding on the record date for such approval, if any, will not be taken into account in tabulating the results of such vote).

(b)       Each share of Series E Preferred Stock shall entitle the holder thereof to the number of votes equal to the lesser of (i) the number of full shares of Common Stock into which such share of Series E Preferred Stock could then be converted (taking into account, for the avoidance of doubt, the conversion restrictions in paragraphs 4(c) and 4(d) resulting from the Nasdaq Share Cap and the Individual Holder Share Cap, if and as applicable) at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed, or (ii) 15,625 votes.

(c)       Further, as long as any shares of Series E Preferred Stock are issued and outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then issued and outstanding shares of the Series E Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other organizational documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of the Series E Preferred Stock or (d) enter into any agreement with respect to any of the foregoing.

10.     Miscellaneous.

(a)          Notices. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation.

(b)          Lost or Mutilated Series E Preferred Stock Certificate. If a Holder’s Series E Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series E Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

(c)          Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

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11.     Effective Date. The Certificate of Designation shall be effective on June 13, 2019 upon the filing of the Certificate of Designation with the Secretary of State of Delaware.

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RESOLVED, FURTHER, that the Chairman of the Board, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

[Signature page follows]

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[Signature page to Certificate of Designation]

 IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation effective as of the date set forth above.

/s/ Carl Schwartz
Carl Schwartz, Chief Executive Officer of Predictive Oncology Inc.

/s/ Bob Myers
Bob Myers, Chief Financial Officer of Predictive Oncology Inc.

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